Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Quintana Energy Services Keefer M. Lehner, EVP & CFO 832-518-4094 IR@qesinc.com Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston 713-529-6600 QES@dennardlascar.com

QUINTANA ENERGY SERVICES ANNOUNCES THE ADDITION OF

BOBBY S. SHACKOULS TO ITS BOARD OF DIRECTORS

HOUSTON, TX – January 9, 2019 – Quintana Energy Services Inc. (NYSE: QES) (“QES” or the “Company”) announced today that Mr. Bobby S. Shackouls has been appointed as an independent director of the Company and a member of the Company’s Audit Committee effective immediately.

Corbin J. Robertson, Jr., Quintana’s Chairman of the Board, said, “We are very fortunate to have an executive of Bobby’s caliber join our Board of Directors. Bobby is an accomplished business leader and an experienced Board member in both the public and private sectors. His extensive leadership experience in diverse energy markets and thorough understanding of the needs of those customers will make him a significant addition to the Board.”

Bobby S. Shackouls currently serves as a Director of Oasis Petroleum, The Kroger Co. and Plains GP Holdings, LLC, the ultimate general partner of Plains All American Pipeline, L.P.

He served as Chairman of Burlington Resources Inc. from 1997 until its acquisition by ConocoPhillips in 2006. Subsequent to the acquisition, Mr. Shackouls served on the ConocoPhillips Board of Directors until his retirement in 2011. He joined Burlington Resources/Meridian Oil Inc. in 1993 as Executive Vice President and Chief Operating Officer, and held positions of increasing leadership responsibility, including Chairman, President and Chief Executive Officer of Burlington Resources Inc. He began his career with Exxon Company U.S.A. in New Orleans where he held several engineering positions.

Mr. Shackouls serves on the Boards of the Sam Houston Area Council and National Board of the Boy Scouts of America, and the Mississippi State University Foundation. He is a past Chairman of the National Petroleum Council. Mr. Shackouls graduated from Mississippi State University in 1972 with a Bachelor of Science degree in Chemical Engineering.

Mr. Shackouls election to the Company’s Board raises the total number of directors to seven, of whom three are independent. All three independent directors now serve on the Company’s Audit Committee.

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. QES’ primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at www.quintanaenergyservices.com.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements.” All statements, other than statements of historical fact, which address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “expect,” “plan,” “forecasts,” “will,” “could,” “may,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements contained in this news release, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things: our operating cash flows, the availability of capital and our liquidity; our future revenue, income and operating performance; our ability to sustain and improve our utilization, revenue and margins; our ability to maintain acceptable pricing for our services; future capital expenditures; our ability to finance equipment, working capital and capital expenditures; our ability to execute our long-term growth strategy; our ability to successfully develop our research and technology capabilities and implement technological developments and enhancements; and the timing and success of strategic initiatives and special projects.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks associated with the following: a decline in demand for our services, including due to declining commodity prices, overcapacity and other competitive factors affecting our industry; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; a decline in, or substantial volatility of, crude oil and gas commodity prices, which generally leads to decreased spending by our customers and negatively impacts drilling, completion and production activity; and other risks and uncertainties listed in our filings with the U.S. Securities and Exchange Commission, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

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